Exchange Offer Considerations and Case Studies Exhibit (a)(1)(H)

Purpose of this Presentation
• Remind Googlers of the Key Dates and Terms
• Provide you with considerations for your decision making
• Illustrate what different elections mean for your vesting schedule
• Ensure you know where to go for help
Reminder:  Google is not authorized to give financial advice

Contents • Review of Offer Terms, Eligibility, and Key Dates • Considerations and Trade offs • Case Studies • Links and aliases for help 3

Current Offer Terms, Eligibility, and Key Dates
Term Description
Grant Eligibility Outstanding stock options, vested and unvested
Exchange Ratio One old option for one new option
Grant Exchange Grants may be exchanged whole, or in part.
Partial exchanges will be made equally from
vested and unvested options
Post-Exchange Vesting
Schedule
To determine the new vesting date of the options
you exchange, add 12 months to each vesting
anniversary (vested and unvested)
In addition, options which are exchanged will vest
no sooner than six months after the close of the
Offer Period (currently September 9, 2009)
Option Term The term of the option does not extend.  An
option with 8 years left pre-offer will still have an
8-year term if exchanged
Participants All Googlers*
Offer Period Opens February 3, 2009
Offer Period Closes 6:00 a.m. PacificTime, March 9, 2009
* Some countries may be excluded due to local law.

Considerations and trade offs
• Deciding whether to participate in the exchange offer is a personal one.
• Among the many factors to keep in mind:
–
What role do options play in your long-term financial strategy?
–
What is your tolerance for risk and your desire to diversify?
–
What is your need for current income?
–
What is your investment time horizon?
Please consider consulting with a professional financial,
legal or tax advisor for your specific situation.

Illustration of trade-offs
Consideration Possible Scenario
Your long-term financial strategy • If your options are underwater, the exchange may increase the value of your options.
• You may consider participating fully in the exchange if your current strike price is above the market price.
Your desire to diversify • The exchange will cause an extension of vesting time.
• Depending upon your commitment to diversification, you may want to weigh the potential financial upside vs. the time for additional vesting.
Your desire for current income • If you typically exercise your options to realize current income, participating in the exchange will reduce the options you have immediately available.
• Based on your cash flow needs, you may consider participating in the exchange.

Googler Case Studies - Sunil
Sunil is a Googler who joined in November 2007
• His 2007 New Hire Grant of 300 options is priced at $740.00.
• His 2008 Refresh Grant of 120 options is priced at $527.04.
Decision:  Full exchange
• He decides to exchange 100% of his 2007 New Hire Grant and
• He exchanges 100% of his 2008 Refresh Grant.
Note: Assumes Sunil has never exercised any options. The “Currently Vested” calculation includes options vested from November 2007, through March 2, 2009. The Q1 2009 figure reflects options vesting after the Offer Period has closed.
Pre-Exchange Vesting
Currently 2009 2010 2011 2012 2013
Grant Vested Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Total
New Hire 07 93 7 18 19 19 19 18 19 19 19 18 19 13 - - - - - - - - 300
Refresh 08 - - - 35 7 8 7 8 7 8 7 8 7 8 7 3 - - - - - 120
Total 93 7 18 54 26 27 25 27 26 27 25 27 20 8 7 3 - - - - - 420
Post-Exchange Vesting
Vested Post- 2009 2010 2011 2012 2013
Grant Exchange Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Total
New Hire 07 - - - - 81 19 18 19 19 19 18 19 19 19 18 19 13 - - - - 300
Refresh 08 - - - - - - - 35 7 8 7 8 7 8 7 8 7 8 7 3 - 120
Total - - - - 81 19 18 54 26 27 25 27 26 27 25 27 20 8 7 3 - 420

Googler Case Studies - Fiona
Fiona is a Googler who joined in December 2006.
• Her 2006 New Hire Grant of 300 options is priced at $480.00.
• Her 2007 Refresh Grant of 100 options is priced at $594.05.
• Her 2008 Refresh Grant of 120 options is priced at $527.04.
Decision:  Partial exchange
• Fiona decides to exchange 0% of her 2006 New Hire Grant and
• She exchanges 50% of her 2007 Refresh Grant and 100% of her 2008 Refresh Grant.
Note: Assumes Fiona has never exercised any options. The “Currently Vested” calculation includes options vested from time of grant through March 2, 2009. The Q1 2009 figure reflects options vesting after the Offer Period has closed.
Pre-Exchange Vesting
Currently 2009 2010 2011 2012 2013
Grant Vested Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Total
New Hire 06 162 6 19 19 19 18 19 19 19 - - - - - - - - - - - - 300
Refresh 07 33 2 6 6 7 6 6 6 7 6 6 6 3 - - - - - - - - 100
Refresh 08 - - - 35 7 8 7 8 7 8 7 8 7 8 7 3 - - - - - 120
Total 195 8 25 60 33 32 32 33 33 14 13 14 10 8 7 3 - - - - - 520
Post-Exchange Vesting
Vested Post- 2009 2010 2011 2012 2013
Grant Exchange Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Total
New Hire 06 162 6 19 19 19 18 19 19 19 - - - - - - - - - - - - 300
Refresh 07 17 1 3 3 17 6 6 6 8 6 6 6 4 3 3 3 2 - - - - 100
Refresh 08 - - - - - - - 35 7 8 7 8 7 8 7 8 7 8 7 3 - 120
Total 179 7 22 22 36 24 25 60 34 14 13 14 11 11 10 11 9 8 7 3 - 520

Googler Case Studies - Pat
Pat is a Googler who joined in June 2005.
• Pat’s 2005 New Hire Grant of 300 options is priced at $291.25.
• Pat’s 2006 Refresh Grant of 80 options is priced at $508.01.
• Pat’s 2007 Refresh Grant of 100 options is priced at $594.05.
• Pat’s 2008 Refresh Grant of 120 options is priced at $527.04.
Decision:  No exchange
• Pat decides not to exchange any options in the exchange offer. Pat’s vesting remains unchanged.
Pre-Exchange Vesting
Currently 2009 2010 2011 2012 2013
Grant Vested Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Total
New Hire 05 281 - 19 - - - - - - - - - - - - - - - - - - 300
Refresh 06 45 1 5 5 5 5 5 5 4 - - - - - - - - - - - - 80
Refresh 07 33 2 6 6 7 6 6 6 7 6 6 6 3 - - - - - - - - 100
Refresh 08 - - - 35 7 8 7 8 7 8 7 8 7 8 7 3 - - - - - 120
Total 359 3 30 46 19 19 18 19 18 14 13 14 10 8 7 3 - - - - - 600
Post-Exchange Vesting
Vested Post- 2009 2010 2011 2012 2013
Grant Exchange Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Total
New Hire 05 281 - 19 - - - - - - - - - - - - - - - - - - 300
Refresh 06 45 1 5 5 5 5 5 5 4 - - - - - - - - - - - - 80
Refresh 07 33 2 6 6 7 6 6 6 7 6 6 6 3 - - - - - - - - 100
Refresh 08 - - - 35 7 8 7 8 7 8 7 8 7 8 7 3 - - - - - 120
Total 359 3 30 46 19 19 18 19 18 14 13 14 10 8 7 3 - - - - - 600

Note: Assumes Pat has never exercised any options. The “Currently Vested” calculation includes options vested from time of grant through
March 2, 2009.

Links and Aliases
• FAQ
• Election tool
• Smith Barney
• Charles Schwab
• Morgan Stanley
• SEC filings
• Other questions
Go/OptionExchange
Go/OptionExchange
www.benefitsaccess.com
https://eac.schwab.com/
Go/TSO
Go/OptionExchange or www.SEC.gov
@google.com